As filed with the Securities and Exchange Commission on October      , 2001
                                                       Registration No. xxx-xxxx
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                              PROGINET CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            11-3264929
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

200 GARDEN CITY PLAZA, GARDEN CITY, NEW YORK                     11530
(Address of Principal Executive Offices)                       (Zip Code)

                           1995 EQUITY INCENTIVE PLAN
                    (AMENDED AND RESTATED AS OF DEC. 5, 1995)

                     INDEPENDENT DIRECTORS STOCK OPTION PLAN
                 (AMENDED AND RESTATED AS OF FEBRUARY 21, 1995)

                             1997 STOCK OPTION PLAN
                 (AMENDED AND RESTATED AS OF NOVEMBER 14, 2000)

                                       and
                             2000 STOCK OPTION PLAN
                            (Full title of the plan)

                                 KEVIN M. KELLY
                              PROGINET CORPORATION
                              200 GARDEN CITY PLAZA
                              GARDEN CITY, NEW YORK

                                 (516) 248-2000

 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                              James Alterbaum, Esq.
                     Jenkens & Gilchrist Parker Chapin, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                          CALCULATION OF REGISTRATION FEE
========================================== =================== ====================== ==================== =======================
                                                                     Proposed              Proposed
    Title of each class of securities          Amount To              Maximum               Maximum              Amount Of
            to be Registered                 be Registered        Aggregate Price          Aggregate            Registration
                                                                     Per Share          Offering Price              Fee
------------------------------------------ ------------------- ---------------------- -------------------- -----------------------

Common Stock, $.001 par value per            2,500,000 (1)           $0.28 (2)              $700,000              $175.00
share
========================================== =================== ====================== ==================== =======================

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 1995 Equity Incentive Plan, the Independent Directors Stock Option Plan, the 1997 Stock Option Plan and the 2000 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c), the average ($.28) of the closing bid ($.22 ) and closing asked ($.33) price on the OTC - Bulletin Board on SEPTEMBER 28, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by the registrant with the Securities and Exchange Commission (Commission File No.0-15086) pursuant to
Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

                  (a) The registrant's Annual Report on Form 10-KSB for the year ended July 31, 2001;

                  (b) The description of the registrant's common stock contained in the registrant's registration statement on Form 10SB filed on July 18, 2000 including any amendment or report filed for the purpose of updating such descriptions.

                  All documents filed subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not required, inasmuch as the registrant's common stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The description of the indemnification and insurance provided to the officers and directors of the Registrant contained under Part 2 Item 5 in the registrant's registration statement on Form 10SB (Registration No. 000-30151) is hereby incorporated by reference.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.  EXHIBITS.

                  See Exhibit Index of this registration statement.

ITEM 9.  UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden City, New York on October 3, 2001.


                                          PROGINET CORPORATION

                                          By:/s/ Kevin M. Kelly
                                             -------------------------------
                                              Kevin M. Kelly
                                              Chief Executive Officer, President
                                              and Director

                   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kevin M. Kelly and Debra A. DiMaria, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 3rd day of October, 2001.

                     Signature                                                    Title
                     ---------                                                    -----
By:/s/ Kevin M. Kelly                                 Chief Executive Officer , President and Director
   ---------------------------------------------
     Kevin M. Kelly

By: /s/ Debra A. DiMaria                              Corporate Secretary and Chief Financial and Accounting
   ---------------------------------------------      Officer
     Debra A. DiMaria

By: /s/ John C. Daily
   ---------------------------------------------
     John C. Daily                                    Chairman of the Board

By: /s/ Stephen Sternbach
   ---------------------------------------------
     Stephen Sternbach                                Director

By: /s/ Dr. E. Kelly Hyslop
   ---------------------------------------------
     Dr. E. Kelly Hyslop                              Director


                                 SECURITIES AND
                                    EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  -------------



                              PROGINET CORPORATION
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)

                                 OCTOBER 3, 2001

                                  EXHIBIT INDEX


Exhibit
Number            Description
------            -----------

4.1               1995 Equity Incentive Plan (amended and restated as of
                  December 5, 1995)
4.2 Independent Directors Stock Option Plan (amended and restated as of February 21, 1995)
4.3               1997 Stock Option Plan (amended and restated as of November
                  14, 2000)
4.4               2000 Stock Option Plan.
5.1 Opinion of Jenkens & Gilchrist Parker Chapin, LLP, as to the legality of the common stock being offered.
23.1 Consent of Jenkens & Gilchrist Parker Chapin, LLP (included in their opinion filed as Exhibit 5.1).
23.2              Consent of Grant Thornton LLP
24.1 Power of attorney of certain officers and directors of the registrant (contained in the signature page).